UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement with EMA Financial, LLC

On June 29, 2021 (the “Effective Date”), RespireRx Pharmaceuticals Inc. (the “Company”) and EMA Financial, LLC (“EMA”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which EMA provided a sum of $103,500 (the “Consideration”) to the Company, in return for a convertible promissory note (the “Note”) with a face amount of $115,000 (which difference in value as compared to the Consideration is due to an original issue discount of $11,500), and a common stock purchase warrant (the “Warrant”) exercisable for five years at an exercise price of $0.02 per share on a cash or cashless basis, to purchase up to 2,453,333 shares of the Company’s common stock, par value $0.001 (“Common Stock”). In addition, and to induce EMA to enter into the SPA, the Company and EMA entered into a Piggy-Back Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company has agreed to provide certain piggy-back registration rights under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Common Stock issuable pursuant to the SPA. The net proceeds of the Consideration, which were received by the Company on June 30, 2021, were used for general corporate purposes, including the payment of accrued obligations, and equaled $100,000 after payment of $2,750 in EMA’s legal fees and the withholding by EMA of $750 in diligence fees.

The Note obligates the Company to pay by June 29, 2022 (the “Maturity Date”) a principal amount of $115,000 together with interest at a rate equal to 10% per annum. The first twelve months of interest, equal to $11,500, is guaranteed and earned in full as of the Effective Date. Any amount of principal or interest that is not paid by the Maturity Date would bear interest at the rate of 24% from the Maturity Date to the date it is paid.

EMA has the right, in its discretion, at any time, to convert any outstanding and unpaid amount of the Note into shares of Common Stock, provided that the conversion would not result in EMA beneficially owning more than 4.99% of the Company’s then outstanding Common Stock. EMA may convert at a per share conversion price equal to $0.02, subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, extraordinary distributions and similar events. Upon any conversion, all rights with respect to the portion of the Note being so converted will terminate, except for the right to receive Common Stock or other securities, cash or other assets as provided for in the Note.

The Company may, in the absence of an Event of Default (as defined in the Note), and with prior written notice to EMA, prepay the outstanding principal amount under the Note during the initial 180 day period after the Effective Date by making a payment to EMA of an amount in cash equal to 115% of the outstanding principal, interest, default interest and other amounts owed. Under certain circumstances, including the occurrence of an Event of Default, a sale, merger or other business combination where the Company is not the survivor, or the conveyance or disposition of all or substantially all of the assets of the Company, the Company may be required to prepay in cash an amount equal to 125% of the outstanding principal, interest, default interest and other amounts owed. The Company’s wholly owned subsidiary, Pier Pharmaceuticals, Inc., provided an unlimited guarantee of the Company’s obligations under the Note.

The Note requires that the Company reserve the greater of (i) 8,625,000 shares of Common Stock or (ii) one and a half times the number of shares into which the Note may convert. The Warrant requires that the Company reserve three times the number of shares into which the Warrant is at any time exercisable.

The SPA includes, among other things: (1) the grant of an option to EMA to incorporate into the Note any terms applicable to a subsequent issuance of a convertible note or security by the Company that are more beneficial to an investor than the terms of the SPA and Note are to EMA; and (2) certain registration rights by reference to the Registration Rights Agreement, and the right to have any shares of Common Stock issued in connection with the conversion of the Note or exercise of the Warrant included in any Regulation A offering statement that the Company files with the Securities and Exchange Commission.

The Note, the Warrant, and the shares of Common Stock issuable upon conversion or exercise thereof, as applicable, were offered and sold to EMA in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, which include Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D promulgated thereunder. Pursuant to these exemptions, EMA represented to the Company under the SPA, among other representations, that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

The descriptions of the SPA, the Registration Rights Agreement, the Note, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the SPA, the Registration Rights Agreement, the Note, and the Warrant, which are included as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Exchange Agreements with EMA Financial, LLC and FirstFire Global Opportunities Fund LLC

The Company has entered into two separately negotiated exchange agreements with each of EMA (such agreement, the “EMA Exchange Agreement”) and FirstFire Global Opportunities Fund LLC (“FirstFire” and such agreement, the “FirstFire Exchange Agreement” and together with the EMA Exchange Agreement, the “Exchange Agreements”). Prior to the execution of the Exchange Agreements the Company had issued each of EMA and FirstFire common stock purchase warrants. On July 30, 2020, the Company issued to EMA a common stock purchase warrant exercisable until September 30, 2023 at an initial exercise price of $0.007 per share on a cash basis, to purchase up to 3,750,000 shares of Common Stock (the “Existing EMA Warrant”). On July 2, 2020, the Company issued to FirstFire a common stock purchase warrant exercisable until September 30, 2023 at an initial exercise price of $0.007 per share on a cash basis, to purchase up to 6,875,000 shares of Common Stock (the “Existing FirstFire Warrant”). On January 5, 2021, the Company effected a ten-to-one reverse stock split which had the effect of reducing the number of shares into which the Existing EMA Warrant and the Existing FirstFire Warrant would be exercisable, in each case, by dividing the number of shares by ten and increasing the exercise price by multiplying the exercise price by ten.

On June 29, 2021, the Company and EMA entered into the EMA Exchange Agreement, dated as of June 28, 2021, and pursuant to its terms, EMA exchanged the Existing EMA Warrant for a new common stock purchase warrant exercisable (on a cash or cashless basis) for five years at an initial exercise price of $0.02 per share, to purchase up to 327,273 shares of Common Stock (the “New EMA Warrant”).

On June 30, 2021, the Company and FirstFire entered into the FirstFire Exchange Agreement and pursuant to its terms, FirstFire exchanged the Existing FirstFire Warrant for a new common stock purchase warrant exercisable (on a cash or cashless basis) until September 30, 2023 at an initial exercise price of $0.02 per share, to purchase up to 600,000 shares of Common Stock (the “New FirstFire Warrant”).

Before entering into the Exchange Agreements, the Company received from certain counterparties to existing agreements requisite waivers of provisions that prohibit the Company’s entry into transactions in accordance with, based upon, or related or pursuant to Section 3(a)(9) of the Securities Act.

The descriptions of the EMA Exchange Agreement, the New EMA Warrant, the Existing EMA Warrant, the FirstFire Exchange Agreement, the New FirstFire Warrant, and the Existing FirstFire Warrant do not purport to be complete and are qualified in their entirety by reference to each exchange agreement or warrant, as applicable, copies of which are attached to this Current Report on Form 8-K as Exhibit 99.5, Exhibit 99.6, Exhibit 99.7, Exhibit 99.8, Exhibit 99.9, and Exhibit 99.10, respectively. The information set forth in Item 3.02 herein is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

EMA and FirstFire made representations to the Company in their respective Exchange Agreements that they met the accredited investor definition of Rule 501 of Regulation D of the Securities Act, and the Company relied on those representations.

The transactions described in Item 1.01 of this Current Report on Form 8-K were between the Company and its existing security holders and were made in reliance on the exemption from registration afforded by Section 3(a)(9), or alternatively Section 4(a)(2), of the Securities Act. These transactions were not conducted in connection with a public offering and the participants in these transactions did not rely on, and the Company did not make, any public solicitation or advertisement in connection with these transactions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Securities Purchase Agreement, dated June 29, 2021, between RespireRx Pharmaceuticals Inc. and EMA Financial, LLC.
99.2	Piggy-Back Registration Rights Agreement, dated June 29, 2021, between RespireRx Pharmaceuticals Inc. and EMA Financial, LLC.
99.3	10% Convertible Note, dated June 29, 2021.
99.4	Common Stock Purchase Warrant, dated June 29, 2021.
99.5	Exchange Agreement, dated June 28, 2021, between RespireRx Pharmaceuticals Inc. and EMA Financial, LLC.
99.6	Common Stock Purchase Warrant, dated June 28, 2021, between RespireRx Pharmaceuticals Inc. and EMA Financial, LLC.
99.7	Common Stock Purchase Warrant, dated July 30, 2020, between RespireRx Pharmaceuticals Inc. and EMA Financial, LLC (incorporated by reference to Exhibit 99.6 of the Company’s Current Report on Form 8-K (file no. 001-16467) filed on August 5, 2020).
99.8	Exchange Agreement, dated June 30, 2021, between RespireRx Pharmaceuticals Inc. and FirstFire Global Opportunities Fund LLC.
99.9	Common Stock Purchase Warrant, dated June 30, 2021, between RespireRx Pharmaceuticals Inc. and FirstFire Global Opportunities Fund LLC.
99.10	Common Stock Purchase Warrant, dated July 2, 2020, between RespireRx Pharmaceuticals Inc. and FirstFire Global Opportunities Fund LLC (incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K (file no. 001-16467) filed on July 7, 2020).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2021	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer